Exhibit 99.1

LEVERE HOLDINGS CORP.

UNAUDITED PRO FORMA BALANCE SHEET AS AT MARCH 23, 2021

	March 23, 2021	Pro Forma Adjustments		As Adjusted
		(unaudited)		(unaudited)
Assets:
Cash	$1,889,981	$—		$1,889,981
Prepaid expenses	684,702	—		684,702

Total current assets	2,574,683	—		2,574,683
Cash held in trust account	250,000,000	21,285,320	(a)	271,285,320
		425,706	(b)
		(425,706)	(c)

Total Assets	$252,574,683	$21,285,320		$273,860,003

Liabilities and Stockholders’ Equity
Accrued offering costs and expenses	917,522	—		917,522
Due to related party	211,135	—		211,135

Total Current Liabilities	1,128,657	—		1,128,657
Deferred underwriters’ discount	8,750,000	744,986	(d)	9,494,986

	9,878,657	744,986		10,623,643
Commitments
Class A ordinary shares subject to possible redemption, 23,769,602 and 25,823,636 shares at redemption value, respectively	237,696,020	20,540,338	(e)	258,236,358
Stockholders’ Equity:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—		—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 1,230,398 and 1,304,896 shares issued and outstanding (excluding 23,769,602 and 25,823,636 shares subject to possible redemption, respectively)	123	213	(a)	131
		(205)	(e)
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 7,187,500 and 6,655,368 shares issued and outstanding, respectively	719	53	(f)	666
Additional paid-in capital	5,036,925	21,285,107	(a)	5,036,966
		425,706	(b)
		(425,706)	(c)
		(744,986)	(d)
		(20,540,133)	(e)
		53	(f)
Accumulated deficit	(37,761)	—		(37,761)

Total Stockholders’ Equity	5,000,006	(4)		5,000,002

Total Liabilities and Stockholders’ Equity	$252,574,683	$21,285,320		$273,860,003

The accompany notes are an integral part of the financial statement.

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Levere Holdings Corp. (the “Company”) as of March 23, 2021, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on March 31, 2021 as described below.

The Company consummated its initial public offering (the “IPO”) of 25,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share, $0.0001 par value per share and one-third of one redeemable warrant to purchase one Class A ordinary share. Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $250,000,000. The Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 3,750,000 additional Units to cover over-allotments, if any. On March 31, 2021, the Underwriters partially exercised the over-allotment option and purchased an additional 2,128,532 Over-Allotment Units, generating an aggregate of gross proceeds of $21,285,320, incurred $425,706 in cash underwriting fees, and forfeited the remainder of the option, which over-allotment closed on March 31, 2021. On March 31, 2021, Goggo Network GmbH, the Company’s Sponsor, surrendered to the Company for cancellation, 532,132 Class B ordinary shares.

Simultaneously with the closing of the exercise of the overallotment option, the Company completed the private sale (the “Private Placement”) of an aggregate of 283,804 Private Warrants (the “Private Placement Warrants”) to Goggo Network GmbH, a German company limited by shares (the “Sponsor”), at a purchase price of $1.50 per Private Warrant, generating gross proceeds of $425,706.

Upon closing of the IPO, the Private Placement, and the sale of the Over-Allotment Units, a total of $271,285,320 ($10.00 per Unit) was placed in a U.S.-based trust account, with Continental Stock Transfer & Trust Company acting as trustee.

Pro forma adjustments to reflect the exercise of the Underwriters’ over-allotment option, the sale of the Private Warrants and the surrender of the Class B ordinary shares described above are as follows:

Pro Forma Entries	Debit	Credit
(a) Cash held in trust account	$21,285,320
Class A ordinary shares		$213
Additional paid-in capital		$21,285,107
To record sale of 2,128,532 Overallotment Units at $10.00 per Unit
(b) Cash held in trust account	$425,706
Additional paid-in capital		$425,706
To record sale of 283,804 Private Warrants at $1.50 per Private Warrant
(c) Additional paid-in capital	$425,706
Cash held in trust account		$425,706
To record payment of cash underwriting fee
(d) Additional paid-in capital	$744,986
Deferred underwriters’ discount		$744,986
To record additional Deferred underwriters’ fee arising from the sale of Overallotment Units
(e) Class A ordinary shares	$205
Additional paid-in capital	$20,540,133
Class A ordinary shares subject to possible redemption		$20,540,338
To record Class A ordinary shares out of permanent equity into mezzanine redeemable shares
(f) Class B ordinary shares	$53
Additional paid-in capital		$53
To record the surrender of Class B ordinary shares by Goggo Network GmbH